      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1997

                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                    DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                 (Name of Small Business Issuer in its Charter)

           DELAWARE                          3843                  13-3152648
  (State or Jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)     Identification
                                                                      No.)

       200 NORTH WESTLAKE BOULEVARD, SUITE 202,WESTLAKE VILLAGE, CA 91362
                                 (805) 381-2700
         (Address and Telephone Number of Principal Executive Offices)

      200 NORTH WESTLAKE BOULEVARD, SUITE 202, WESTLAKE VILLAGE, CA 91362
                                 (805) 381-2700
(Address of Principal Place of Business or Intended Principal Place of Business)

                               RONALD E. WITTMAN
                    200 NORTH WESTLAKE BOULEVARD, SUITE 202
                           WESTLAKE VILLAGE, CA 91362
                                 (805) 381-2700
           (Name, Address and Telephone number of Agent for Service)
                           --------------------------

                          COPIES OF COMMUNICATIONS TO:

   C.N. Franklin Reddick III, Esq.               David Alan Miller, Esq.
        Murray Markiles, Esq.                     Peter M. Ziemba, Esq.
Troop Meisinger Steuber & Pasich, LLP            Graubard Mollen & Miller
       10940 Wilshire Boulevard                      600 Third Avenue
    Los Angeles, California 90024                New York, NY 10016-2097
            (310) 824-7000                            (212) 818-8800
          Fax (310) 443-8601                        Fax (212) 818-8881

                           --------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration No. 333-22507

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                   CALCULATION OF ADDITIONAL REGISTRATION FEE

                  TITLE OF EACH CLASS OF                       AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING
               SECURITIES TO BE REGISTERED                      REGISTERED          PER SHARE             PRICE
Shares of Common Stock $.01 par value (Common Stock)(1)...       345,000              $4.50             $1,552,500
Redeemable Common Stock Purchase Warrants, each to
  purchase one share of Common Stock (Warrants)(3)........       345,000               $.50              $172,500
Shares of Common Stock underlying Warrants................       345,000              $5.00             $1,725,000
Shares of Common Stock included as part of Underwriter's
  Purchase Option.........................................        30,000              $4.95              $148,500
Warrants included as part of Underwriter's Purchase
  Option(3)...............................................        30,000              $0.55              $16,500
Shares of Common Stock underlying Warrants included as
  part of Underwriter's Purchase Option...................        30,000              $5.00              $150,000
Total.....................................................          --                  --              $3,561,000

                  TITLE OF EACH CLASS OF                        AMOUNT OF
               SECURITIES TO BE REGISTERED                   REGISTRATION FEE
Shares of Common Stock $.01 par value (Common Stock)(1)...       $470.45
Redeemable Common Stock Purchase Warrants, each to
  purchase one share of Common Stock (Warrants)(3)........        $52.27
Shares of Common Stock underlying Warrants................       $522.75
Shares of Common Stock included as part of Underwriter's
  Purchase Option.........................................        $45.00
Warrants included as part of Underwriter's Purchase
  Option(3)...............................................        $5.00
Shares of Common Stock underlying Warrants included as
  part of Underwriter's Purchase Option...................        $45.45
Total.....................................................      $1,140.90

(1) Includes 45,000 shares of Common Stock which may be issued on exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any. See "Underwriting."

(2) Includes 45,000 Warrants which may be issued on exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any.

(3) To be sold to the Underwriter. Pursuant to Rule 457(g), no separate registration fee is required.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MANY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

    The contents of the Registration Statement on Form SB-2 (Registration No. 333-22507), registering 5,360,240 shares of common stock, par value $.01 per share ("Common Stock"), and 3,475,000 redeemable common stock purchase warrants ("Warrants") of Dental/Medical Diagnostic Systems, Inc., filed on February 28, 1997 with the Commission, as amended by Pre-Effective Amendments Nos. 1 and 2, are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents:

 EXHIBIT                                                   TITLE
---------  ------------------------------------------------------------------------------------------------------
   5.1     Opinion of Troop Meisinger Steuber & Pasich, LLP
  23.1     Consent of Coopers & Lybrand, L.L.P.
  23.2     Consent of Troop Meisinger Steuber & Pasich, LLP (Reference is made to Exhibit 5.1)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, California on the 9th day of May 1997.

                                          DENTAL/MEDICAL DIAGNOSTICS SYSTEMS,
                                          INC.

                                          By:     /s/ ROBERT H. GUREVITCH
                                          --------------------------------------

                                                    Robert H. Gurevitch,
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Gurevitch and Ronald E. Wittman, or any one of them, his attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated.

                         SIGNATURE                                          TITLE                       DATE
-----------------------------------------------------------  ------------------------------------  --------------

                  /s/ ROBERT H. GUREVITCH                    Chairman of the Board, Chief          May 9, 1997
          ---------------------------------------              Executive Officer, President and
                    Robert H. Gurevitch                        Secretary

                    /s/ JACK D. PRESTON                      Director                              May 9, 1997
          ---------------------------------------
                      Jack D. Preston

                                                             Director                              May 9, 1997
          ---------------------------------------
                    Marvin H. Kleinberg

                   /s/ RONALD E. WITTMAN                     Chief Financial Officer, Chief        May 9, 1997
          ---------------------------------------              Accounting Officer and Vice
                     Ronald E. Wittman                         President